Contact:
Willis (Billy) C. Moore, III
Vice President
(336) 316-5664
bcmoore@unifi-inc.com
Unifi Reaffirms Challenging Business Conditions

       GREENSBORO, N.C. - September 19, 2003 - Unifi, Inc. (NYSE:UFI), today reaffirmed that it is currently facing a challenging business environment.

       The Company announced that, as a result of continuing operating pressure from further weakening of its businesses, it expects to incur a net loss in the range of 10 cents per share to 16 cents per share for the September 2003 quarter, as compared with net income of 8 cents per share for the prior year September quarter.

       The decrease in profitability over the prior year quarter is primarily due to a continuing reduction of average unit prices and volumes as the effects of soft economies and excessive supply chain inventories impact textile and apparel manufacturers. Additionally, the importation of fabric and apparel, primarily from Asia, into the domestic market continues to erode the business of our U.S. based customers. Sales volumes for the September 2003 quarter are expected to be 15% to 20% lower than the prior year September quarter.

      The comparison of the current September quarter to the prior year period is also expected to be negatively impacted by reduced earnings from the Company's unconsolidated equity affiliates, who are being impacted by the same business conditions mentioned above.

      Brian Parke, Unifi's chief executive officer said, "We have taken a number of pro-active measures, including reductions in our U.S. and European corporate and manufacturing workforce, designed to both improve financial performance and enhance our organizational effectiveness.

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      We will continue to face the challenges of shifting industry dynamics and focus on driving growth as a world class company that adds value to our supply chain anywhere in the world that our customers choose to do business.

      Looking forward, we expect this to be a challenging year. In light of these difficult business and economic conditions, Unifi will continue to take the actions necessary to meet the challenges ahead and maximize operating performance."

     Unifi is one of the world's largest producer and processor of textured yarns. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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